Exhibit 99.1

The DIRECTV Group Announces Second Quarter 2009 Results

The DIRECTV Group Becomes the World’s Largest Pay-TV Provider with Over 24.2 Million Subscribers

  DIRECTV U.S. Net Additions Increase 74% to 224,000 Driven by a 17% Increase in Gross Additions and a Monthly Churn Rate of 1.51%
  DIRECTV Latin America Adds 128,000 Net Subscribers

The DIRECTV Group Increases Revenues 9% to $5.2 Billion and Free Cash Flow by 47% to $550 Million

  DIRECTV U.S. Revenues Grow 8% to $4.5 Billion
  DIRECTV Latin America Revenues Up 11% to $680 Million

EL SEGUNDO, Calif.--(BUSINESS WIRE)--August 6, 2009--The DIRECTV Group, Inc. (NASDAQ:DTV) today reported that second quarter 2009 revenues increased 9% to $5.22 billion, operating profit before depreciation and amortization1 (OPBDA) increased 2% to $1.38 billion while operating profit decreased 12% to $702 million compared to last year’s second quarter. Second quarter net income attributable to The DIRECTV Group declined 11% to $407 million while earnings per share were unchanged at $0.40 compared with the same period last year.

“In a quarter in which DIRECTV celebrated its 15th anniversary and became the world’s largest pay-tv provider with over 24.2 million customers in the U.S., Latin America and Mexico, our momentum continued as DIRECTV U.S. net subscriber additions grew 74% to 224,000,” said Larry Hunter, interim chief executive officer of The DIRECTV Group, Inc. “DIRECTV’s strong brand and unrivaled video experience, along with the first full quarter of marketing our bundled service with AT&T, contributed to a 17% increase in gross additions to 1,048,000 and a monthly churn rate of 1.51%.”

Hunter continued, “With these strong subscriber results, a sharpened focus on cost management and lower tax payments, The DIRECTV Group’s free cash flow increased 47% in the quarter to $550 million. A highlight in the quarter was cash SAC of $694 at DIRECTV U.S., reflecting the lowest level in six quarters despite significantly greater sales of HD and DVR services to new customers. I was also pleased that we maintained DIRECTV U.S.’ pre-SAC margin at 39% as strong cost controls offset the impact from the slower monthly ARPU growth of 1.7% in the quarter.”

Hunter finished, “DIRECTV Latin America also had solid subscriber and financial results despite ongoing economic and currency challenges in the region. Revenues increased 11% to $680 million mostly due to continued strong subscriber growth, including 128,000 net additions in the second quarter, which more than offset the unfavorable impact from a 13% decline in Sky Brazil’s ARPU primarily due to a weaker currency compared with the second quarter 2008. In addition, including a $61 million dividend from Sky Mexico, free cash flow grew 44% while topping $100 million for the first time in DTVLA’s history.”

THE DIRECTV GROUP’S OPERATIONAL REVIEW

The DIRECTV Group	Three Months		Six Months
Dollars in Millions except Earnings	Ended June 30,		Ended June 30,
per Common Share	2009	2008	2009	2008
Revenues	$5,218	$4,807	$10,119	$9,398
Operating Profit Before Depreciation and Amortization(1)	1,381	1,358	2,471	2,539
Operating Profit	702	801	1,126	1,458
Net Income Attributable to The DIRECTV Group	407	455	608	826
Basic and Diluted Earnings Per Common Share ($)	0.40	0.40	0.60	0.72
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	220	209	535	526
Cash Paid for Property, Equipment and Satellites	274	261	498	510
Cash Flow Before Interest and Taxes(2)	785	718	1,348	1,335
Free Cash Flow(3)	550	373	1,007	917

Second Quarter Review

The DIRECTV Group’s second quarter revenues of $5.22 billion increased 9% over the same period last year principally due to strong subscriber growth at DIRECTV U.S. and DIRECTV Latin America. Operating profit before depreciation and amortization increased 2% to $1.38 billion primarily due to the gross profit associated with the higher revenues partially offset by higher acquisition costs related to the increase in gross subscriber additions, higher subscriber services costs associated with service quality improvement initiatives, and increased upgrade and retention costs at DIRECTV U.S. Also impacting the comparison was higher general and administrative expenses primarily due to $48 million in currency-related transaction charges in Venezuela at DIRECTV Latin America, as well as a $14 million charge in 2008 for costs associated with the transition of services from a DIRECTV U.S. home service provider that ceased operations. The DIRECTV Group’s operating profit declined 12% to $702 million as the higher OPBDA was more than offset by an increase in depreciation and amortization principally due to capitalization of customer equipment under the DIRECTV U.S. and DIRECTV Latin America lease programs.

Net income attributable to The DIRECTV Group declined 11% compared with the second quarter of last year primarily due to the lower operating profit and increased net interest expense due to higher average net debt balances, partially offset by a decline in tax expense principally resulting from lower earnings before tax, as well as a $38 million gain associated with the revaluation of U.S. dollar denominated monetary net-liabilities held by Sky Brazil. This revaluation is a result of the second quarter change in the functional currency of Sky Brazil and is reported in “Other, net” on the Consolidated Statements of Operations. Earnings per share were unchanged at $0.40 as the lower net income was offset by a 12% reduction in average shares outstanding resulting from share repurchases made over the last year.

Cash flow before interest and taxes2 grew 9% to $785 million and free cash flow3 increased 47% to $550 million compared to the second quarter 2008 primarily due to the higher OPBDA, $69 million in dividend payments received, primarily from Sky Mexico, and lower working capital requirements. Free cash flow was also favorably impacted by lower income taxes paid, primarily due to the timing of lower pre-tax earnings, partially offset by higher net interest payments due to an increase in average net debt balances. The quarter also included cash paid for share repurchases of $324 million.

Year-to-Date Review

The DIRECTV Group’s first half revenues of $10.12 billion increased 8% over the first six months of 2008 principally due to strong subscriber growth at DIRECTV U.S. and DIRECTV Latin America. Operating profit before depreciation and amortization declined 3% to $2.47 billion primarily due to higher acquisition costs related to the increase in gross subscriber additions, higher subscriber services costs associated with service quality improvement initiatives, and increased upgrade and retention costs at DIRECTV U.S. Also impacting the comparison was higher general and administrative expenses at DIRECTV Latin America primarily due to $120 million in currency-related transaction charges in Venezuela. Operating profit declined 23% to $1.13 billion due to the lower OPBDA as well as higher depreciation and amortization principally due to capitalization of customer equipment under the DIRECTV U.S. and DIRECTV Latin American lease programs.

Net income attributable to The DIRECTV Group and earnings per share declined 26% and 17%, respectively, compared with the first half of 2008 primarily due to the lower operating profit and increased net interest expense due to higher average net debt balances, partially offset by a decline in tax expense principally resulting from lower earnings before tax, as well as a $38 million gain associated with the revaluation of U.S. dollar denominated monetary net-liabilities held by Sky Brazil. Earnings per share were also impacted by a 12% decline in the average shares outstanding resulting from share repurchases made over the last year.

Cash flow before interest and taxes increased 1% to $1.35 billion and free cash flow increased 10% to $1.01 billion compared to the first six months of 2008 as the decline in OPBDA was more than offset by $69 million in dividend payments received, primarily from Sky Mexico, and lower working capital requirements. Free cash flow was also favorably impacted by lower income taxes paid, primarily due to the timing of lower pre-tax earnings, partially offset by higher net interest paid due to higher average net debt balances. The six-month period for 2009 also included cash paid for share repurchases of $670 million.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

Second Quarter Review

	Three Months		Six Months
DIRECTV U.S.	Ended June 30,		Ended June 30,
Dollars in Millions except ARPU	2009	2008	2009	2008
Revenue	$4,539	$4,196	$8,842	$8,245
Average Monthly Revenue per Subscriber (ARPU) ($)	83.16	81.80	81.86	80.79
Operating Profit Before Depreciation and Amortization(1)	1,245	1,218	2,231	2,275
Operating Profit	652	717	1,049	1,310
Cash Flow Before Interest and Taxes(2)	681	618	1,240	1,221
Free Cash Flow(3)	459	224	959	729
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	1,048	894	2,223	1,858
Average Monthly Subscriber Churn	1.51%	1.49%	1.42%	1.42%
Net Subscriber Additions	224	129	684	404
Cumulative Subscribers	18,305	17,164	18,305	17,164

Net subscriber additions of 224,000 increased 74% from last year’s second quarter due to a 17% increase in gross subscriber additions to 1,048,000 and an average monthly churn rate of 1.51%. The increase in gross additions was mainly due to the first full quarter of marketing the AT&T/DIRECTV bundle as well as higher demand for HD and DVR services. DIRECTV U.S. ended the quarter with 18.31 million subscribers, an increase of 7% over the 17.16 million subscribers reported on June 30, 2008.

In the quarter, DIRECTV U.S. revenues increased 8% to $4.54 billion primarily due to the larger subscriber base and higher ARPU. ARPU of $83.16 increased 1.7% as programming package price increases as well as higher HD and DVR service fees were partially offset by more competitive promotions for both new and existing customers, as well as lower revenues related to premium movies and the expiration of a satellite lease.

Second quarter 2009 OPBDA increased 2% to $1.25 billion as the gross profit associated with the higher revenues was mostly offset by higher subscriber acquisition costs related to the increase in gross subscriber additions, higher subscriber services costs associated with service quality improvement initiatives, as well as increased upgrade and retention costs primarily due to more customer demand for the movers and upgrade programs. Also impacting the comparison was a $14 million charge in 2008 for costs associated with the transition of services from a DIRECTV home service provider that ceased operations. Operating profit declined 9% to $652 million as the higher OPBDA was more than offset by increased depreciation expense associated with the capitalization of set-top boxes under the lease program.

DIRECTV Latin America Segment

The DIRECTV Group owns approximately 74% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America (DTVLA), had approximately 1.79 million subscribers as of June 30, 2009 bringing the total subscribers in the region to 5.96 million.

Second Quarter Review

	Three Months		Six Months
DIRECTV Latin America	Ended June 30,		Ended June 30,
Dollars in Millions except ARPU	2009	2008	2009	2008
Revenue	$680	$611	$1,278	$1,153
Average Monthly Revenue per Subscriber (ARPU) ($)	55.28	57.07	52.91	55.36
Operating Profit Before Depreciation and Amortization(1)	160	161	279	299
Operating Profit	73	102	114	180
Cash Flow Before Interest and Taxes(2)	140	119	163	168
Free Cash Flow(3)	104	72	80	101
Subscriber Data(4) (in 000’s except Churn)
Gross Subscriber Additions	362	378	730	737
Average Monthly Subscriber Churn	1.91%	1.81%	1.88%	1.69%
Net Subscriber Additions	128	184	276	384
Cumulative Subscribers	4,162	3,659	4,162	3,659

In the second quarter of 2009, DTVLA’s net subscriber additions declined to 128,000 as gross additions of 362,000 were 4% lower mostly due to stricter credit policies in Brazil implemented in the second half of 2008 and churn increased to 1.91% primarily due to the impact from continued growth in DTVLA’s pre-paid business. The total number of DIRECTV subscribers in Latin America as of June 30, 2009 increased 14% to 4.16 million compared to 3.66 million as of June 30, 2008.

Revenues for DIRECTV Latin America increased 11% to $680 million principally due to strong subscriber growth over the last year, particularly in Brazil, Venezuela and Argentina. ARPU declined 3.1% to $55.28 primarily due to unfavorable exchange rates in the region, primarily in Brazil, compared to last year. Excluding the unfavorable impact of exchange rates, consolidated DTVLA ARPU increased 9.9% over the second quarter of last year. DIRECTV Latin America’s second quarter 2009 OPBDA was relatively unchanged at $160 million as the increased gross profit from the higher revenue was offset by a $48 million charge in connection with the exchange of Venezuelan currency to U.S. dollars as a result of DTVLA’s ongoing efforts to repatriate cash from Venezuela. Operating profit declined 28% to $73 million due to higher depreciation expenses mostly associated with an increase in basic and advanced product receivers deployed over the last year.

CONFERENCE CALL INFORMATION

A live webcast of The DIRECTV Group’s second quarter 2009 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 11:00 a.m. ET, today August 6, 2009. Access to the earnings call is also available in the United States by dialing (866) 409-1555 and internationally by dialing (913) 312-0400. The confirmation code is 1476756. There will be no telephonic replay of the earnings call as it will be archived on our website at www.directv.com/investor beginning August 7, 2009.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of The DIRECTV Group’s and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2008 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions”, and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Gross and net subscriber additions as well as churn exclude the impact of the migration of approximately 3,000 subscribers from DIRECTV Latin America to Sky Mexico in the first half of 2009, 4,000 migrated from DIRECTV Latin America in the first half of 2008 as well as the impact of the migration of 6,000 subscribers to DIRECTV Latin America in the second quarter 2009. Cumulative subscriber totals include the impact of the migrated and acquired subscribers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “foresee,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DIRECTV Latin America operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

The DIRECTV Group (NASDAQ:DTV) is the world’s leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, the DIRECTV Group provides digital television service to more than 18.3 million customers in the United States and over 5.9 million customers in Latin America.

THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues	$5,218	$4,807	$10,119	$9,398

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,108	1,930	4,133	3,822
Subscriber service expenses	368	307	720	613
Broadcast operations expenses	83	89	167	179
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	668	573	1,377	1,156
Upgrade and retention costs	261	217	542	477
General and administrative expenses	349	333	709	612
Depreciation and amortization expense	679	557	1,345	1,081
Total operating costs and expenses	4,516	4,006	8,993	7,940

Operating profit	702	801	1,126	1,458

Interest income	6	21	16	37
Interest expense	(102)	(82)	(203)	(145)
Other, net	54	15	57	18

Income before income taxes	660	755	996	1,368

Income tax expense	(242)	(287)	(366)	(517)

Net income	418	468	630	851

Less: Net income attributable to noncontrolling interest	(11)	(13)	(22)	(25)

Net income attributable to The DIRECTV Group, Inc.	$407	$455	$608	$826

Basic and diluted earnings attributable to The DIRECTV Group, Inc. per common share	$0.40	$0.40	$0.60	$0.72

Weighted average number of common shares outstanding (in millions)
Basic	1,006	1,140	1,012	1,144
Diluted	1,009	1,146	1,015	1,149

THE DIRECTV GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	June 30,	December 31,
ASSETS	2009	2008
Current assets
Cash and cash equivalents	$2,272	$2,005
Accounts receivable, net of allowances of $77 and $50	1,377	1,423
Inventories	222	192
Deferred income taxes	83	68
Prepaid expenses and other	328	356

Total current assets	4,282	4,044
Satellites, net	2,388	2,476
Property and equipment, net	4,117	4,171
Goodwill	3,774	3,753
Intangible assets, net	1,014	1,172
Investments and other assets	836	923

Total assets	$16,411	$16,539

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,093	$3,115
Unearned subscriber revenues and deferred credits	393	362
Current portion of long-term debt	183	108

Total current liabilities	3,669	3,585
Long-term debt	5,604	5,725
Deferred income taxes	543	524
Other liabilities and deferred credits	1,701	1,749
Commitments and contingencies
Redeemable noncontrolling interest	325	325
Stockholders' equity	4,569	4,631

Total liabilities and stockholders' equity	$16,411	$16,539

THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Six Months Ended June 30,
	2009	2008
Cash Flows From Operating Activities
Net income	$630	$851
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,345	1,081
Amortization of deferred revenues and deferred credits	(28)	(50)
Share-based compensation expense	25	23
Dividends received	69	35
Foreign currency transaction gains	(49)	-
Deferred income taxes	69	124
Other	5	(2)
Change in other operating assets and liabilities:
Accounts receivable	78	185
Inventories	(23)	(9)
Prepaid expenses and other	32	(27)
Accounts payable and accrued liabilities	(149)	(353)
Unearned subscriber revenue and deferred credits	27	36
Other, net	9	59
Net cash provided by operating activities	2,040	1,953
Cash Flows From Investing Activities
Cash paid for property and equipment	(1,002)	(959)
Cash paid for satellites	(31)	(77)
Investment in companies, net of cash acquired	(12)	(104)
Other, net	10	36
Net cash used in investing activities	(1,035)	(1,104)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	-	2,490
Debt issuance costs	-	(19)
Repayment of long-term debt	(48)	(18)
Repayment of other long-term obligations	(58)	(62)
Capital contribution	-	160
Common shares repurchased and retired	(670)	(736)
Stock options exercised	33	82
Excess tax benefit from share-based compensation	5	8
Net cash used in financing activities	(738)	1,905
Net increase in cash and cash equivalents	267	2,754
Cash and cash equivalents at beginning of the period	2,005	1,083
Cash and cash equivalents at the end of the period	$2,272	$3,837

Supplemental Cash Flow Information
Cash paid for interest	$201	$124
Cash paid for income taxes	156	331

THE DIRECTV GROUP, INC.
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
DIRECTV U.S.
Revenues	$4,539	$4,196	$8,842	$8,245
Operating profit before depreciation and amortization (1)	1,245	1,218	2,231	2,275
Operating profit before depreciation and amortization margin (1)	27.4%	29.0%	25.2%	27.6%
Operating profit	$652	$717	$1,049	$1,310
Operating profit margin	14.4%	17.1%	11.9%	15.9%
Depreciation and amortization	$593	$501	$1,182	$965
Capital expenditures	350	353	785	822

DIRECTV LATIN AMERICA
Revenues	$680	$611	$1,278	$1,153
Operating profit before depreciation and amortization (1)	160	161	279	299
Operating profit before depreciation and amortization margin (1)	23.5%	26.4%	21.8%	25.9%
Operating profit	$73	$102	$114	$180
Operating profit margin	10.7%	16.7%	8.9%	15.6%
Depreciation and amortization	$87	$59	$165	$119
Capital expenditures	144	115	247	212

CORPORATE and OTHER
Revenues	$(1)	$-	$(1)	$-
Operating loss before depreciation and amortization (1)	(24)	(21)	(39)	(35)
Operating loss	(23)	(18)	(37)	(32)
Depreciation and amortization	(1)	(3)	(2)	(3)
Capital expenditures	-	2	1	2

TOTAL
Revenues	$5,218	$4,807	$10,119	$9,398
Operating profit before depreciation and amortization (1)	1,381	1,358	2,471	2,539
Operating profit before depreciation and amortization margin (1)	26.5%	28.3%	24.4%	27.0%
Operating profit	$702	$801	$1,126	$1,458
Operating profit margin	13.5%	16.7%	11.1%	15.5%
Depreciation and amortization	$679	$557	$1,345	$1,081
Capital expenditures	494	470	1,033	1,036

(1) See footnote 1 above.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues	$4,539	$4,196	$8,842	$8,245

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	1,862	1,692	3,670	3,375
Subscriber service expenses	307	269	608	543
Broadcast operations expenses	67	65	136	126
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	597	507	1,250	1,037
Upgrade and retention costs	245	209	519	464
General and administrative expenses	216	236	428	425
Depreciation and amortization expense	593	501	1,182	965
Total operating costs and expenses	3,887	3,479	7,793	6,935

Operating profit	652	717	1,049	1,310

Interest income	1	13	3	22
Interest expense	(85)	(73)	(169)	(128)
Other, net	7	1	6	1

Income before income taxes	575	658	889	1,205

Income tax expense	(225)	(256)	(342)	(471)

Net income	$350	$402	$547	$734

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	June 30,	December 31,
ASSETS	2009	2008
Current assets
Cash and cash equivalents	$1,016	$1,149
Accounts receivable, net of allowances of $52 and $32	1,238	1,308
Inventories	212	182
Deferred income taxes	65	46
Prepaid expenses and other	192	261

Total current assets	2,723	2,946
Satellites, net	1,924	1,980
Property and equipment, net	3,203	3,348
Goodwill	3,168	3,189
Intangible assets, net	695	871
Other assets	193	212

Total assets	$11,906	$12,546

LIABILITIES AND OWNER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,439	$2,582
Unearned subscriber revenues and deferred credits	333	316
Current portion of long-term debt	183	108

Total current liabilities	2,955	3,006
Long-term debt	5,604	5,725
Deferred income taxes	410	405
Other liabilities and deferred credits	720	763
Commitments and contingencies
Owner’s equity	2,217	2,647

Total liabilities and owner’s equity	$11,906	$12,546

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Six Months Ended June 30,
	2009	2008
Cash Flows From Operating Activities
Net income	$547	$734
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,182	965
Amortization of deferred revenues and deferred credits	(28)	(50)
Share-based compensation expense	20	20
Deferred income taxes	40	74
Other	3	8
Change in other operating assets and liabilities:
Accounts receivable	104	196
Inventories	(24)	(10)
Prepaid expenses and other	69	(45)
Accounts payable and accrued liabilities	(180)	(419)
Unearned subscriber revenue and deferred credits	13	22
Other, net	(2)	56
Net cash provided by operating activities	1,744	1,551
Cash Flows From Investing Activities
Cash paid for property and equipment	(219)	(219)
Cash paid for subscriber leased equipment - subscriber acquisitions	(309)	(281)
Cash paid for subscriber leased equipment - upgrade and retention	(226)	(245)
Cash paid for satellites	(31)	(77)
Investment in companies, net of cash acquired	(4)	-
Other	-	4
Net cash used in investing activities	(789)	(818)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	-	2,490
Debt issuance costs	-	(19)
Repayment of long-term debt	(48)	(18)
Repayment of other long-term obligations	(44)	(58)
Cash dividends to Parent	(1,000)	(2,600)
Excess tax benefit from share-based compensation	4	7
Net cash used in financing activities	(1,088)	(198)
Net (decrease) increase in cash and cash equivalents	(133)	535
Cash and cash equivalents at beginning of the period	1,149	802
Cash and cash equivalents at end of the period	$1,016	$1,337

Supplemental Cash Flow Information
Cash paid for interest	$167	$107
Cash paid for income taxes	117	407

Non-GAAP Financial Measure Reconciliation Schedules

(Unaudited)

The DIRECTV Group
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Dollars in Millions)

Operating Profit Before Depreciation and Amortization	$1,381	$1,358	$2,471	$2,539
Subtract: Depreciation and amortization expense	679	557	1,345	1,081
Operating Profit	$702	$801	$1,126	$1,458

*For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which is expected to be filed with the SEC in August 2009.

The DIRECTV Group
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$785	$718	$1,348	$1,335
Adjustments:
Cash paid for interest	(127)	(58)	(201)	(124)
Interest income	6	21	16	37
Income taxes paid	(114)	(308)	(156)	(331)
Subtotal - Free Cash Flow	550	373	1,007	917
Add Cash Paid For:
Property and equipment	480	439	1,002	959
Satellites	14	31	31	77
Net Cash Provided by Operating Activities	$1,044	$843	$2,040	$1,953

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$140	$119	$163	$168
Adjustments:
Cash paid for interest	(15)	(10)	(32)	(19)
Interest income	5	6	12	11
Income taxes paid	(26)	(43)	(63)	(59)
Subtotal - Free Cash Flow	104	72	80	101
Add Cash Paid For:
Property and equipment	144	115	247	212
Net Cash Provided by Operating Activities	$248	$187	$327	$313

(2) and (3) - See footnotes of this earnings release above.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Dollars in Millions)

Operating Profit	$652	$717	$1,049	$1,310
Adjustments:
Subscriber acquisition costs (expensed)	597	507	1,250	1,037
Depreciation and amortization expense	593	501	1,182	965
Cash paid for subscriber leased equipment - upgrade and retention	(90)	(84)	(226)	(245)
Pre-SAC margin*	$1,752	$1,641	$3,255	$3,067
Pre-SAC margin as a percentage of revenue*	38.6%	39.1%	36.8%	37.2%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Dollars in Millions)

Cash Flow Before Interest and Taxes	$681	$618	$1,240	$1,221
Adjustments:
Cash paid for interest	(109)	(49)	(167)	(107)
Interest income	1	13	3	22
Income taxes paid	(114)	(358)	(117)	(407)
Subtotal - Free Cash Flow	459	224	959	729
Add Cash Paid For:
Property and equipment	116	113	219	219
Subscriber leased equipment - subscriber acquisitions	130	125	309	281
Subscriber leased equipment - upgrade and retention	90	84	226	245
Satellites	14	31	31	77
Net Cash Provided by Operating Activities	$809	$577	$1,744	$1,551

(2) and (3) - See footnotes of this earnings release above.

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Dollars in Millions, Except SAC Amounts)

Subscriber acquisition costs (expensed)	$597	$507	$1,250	$1,037
Cash paid for subscriber leased equipment - subscriber acquisitions	130	125	309	281
Total acquisition costs	$727	$632	$1,559	$1,318
Gross subscriber additions (000's)	1,048	894	2,223	1,858
Average subscriber acquisition costs-per subscriber (SAC)	$694	$707	$701	$709

CONTACT:
The DIRECTV Group, Inc.
Media Contact:
Darris Gringeri, (212) 205-0882
or
Investor Relations:
(310) 964-0808